SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                                AMENDMENT NO. 1

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                                   July 23, 1997
                ---------------------------------------------------
                Date of Report (Date of earliest event reported)



                                     CPAC, INC.
               ---------------------------------------------------
               (Exact name of registrant as specified in charter)


                      New York                          0-9600
            ----------------------------    ----------------------------
            State or other jurisdiction         Commission File Number
                  of incorporation

                                     16-0961040
                 --------------------------------------------------
                             IRS Employer ID Number


                  2364 Leicester Road, Leicester, New York  14481
                 --------------------------------------------------
                    (Address of Principal Executive Offices)


                                   (716) 382-3223
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



      The Exhibit Index is located at page 23 of this report, as amended.

The Registrant hereby amends the following items, financial statements, and pro forma information of its Current Report on Form 8-K filed August 5, 1997, as set forth in the pages attached hereto:

Reference is made to the July 23, 1997 acquisition of The Industrial Cleaning Chemicals Business of IVAX Industries, Inc., as previously reported on Form 8-K as of August 5, 1997. The audited historical financial statements of the Industrial Cleaning Chemicals Business of IVAX Industries, Inc. for the years ended December 31, 1996 and 1995, and the unaudited condensed financial statements for the quarters ended June 30, 1997 and 1996 included in this Form 8-K/A, have been prepared on a basis and for reporting periods that were discussed with and pre-approved by the Securities and Exchange Commission. Such financial statements are hereby submitted in satisfaction of the requirements of Rule 3-05 of Regulation S-X, and in lieu of the full financial statements ordinarily required by the Regulations. The following financial statements and pro forma financial information is hereby provided:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

A.  Financial Statements of Business Acquired

   Audited historical statements of net assets of The Industrial Cleaning Chemicals Business of IVAX Industries, Inc., as of December 31, 1996 and 1995 and the related statements of revenues and expenses for the years ended December 31, 1996 and 1995.

   Unaudited condensed statement of net assets as of June 30, 1997 and statements of revenue and expenses for the three months ended June 30, 1997 and 1996.

B.  Pro Forma Financial Information

   CPAC, Inc. pro forma financial information.

   CPAC, Inc. pro forma condensed consolidated balance sheet (unaudited) and pro forma condensed consolidated statement of income (unaudited) as of and for the three months ended June 30, 1997.

   CPAC, Inc. pro forma condensed consolidated statement of income (unaudited) for the year ended March 31, 1997.

C.  Exhibits

   23.1 - Consent of Arthur Andersen LLP



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                                           CPAC, INC.
                                                 ------------------------------
                                                           (Registrant)


Date        October 3, 1997                 By   /s/ Thomas J. Weldgen
     ----------------------------                ------------------------------
                                                 Thomas J. Weldgen
                                                 Chief Financial Officer












               INDUSTRIAL CLEANING CHEMICALS BUSINESS
               OF IVAX INDUSTRIES, INC.

               FINANCIAL STATEMENTS
               AS OF DECEMBER 31, 1996 AND 1995
               TOGETHER WITH AUDITORS' REPORT







            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of
IVAX Industries, Inc.:


We have audited the accompanying statement of net assets of the Industrial Cleaning Chemicals Business of IVAX Industries, Inc. (the "Business") as of December 31, 1996 and 1995, and the related statements of revenues and expenses for the years then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared to present the net assets and the revenues and expenses of the Business, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Business.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Business as of December 31, 1996 and 1995, and the revenues and expenses for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                           /s/ Arthur Anderson LLP
Philadelphia, Pa.,
 July 14, 1997





                     INDUSTRIAL CLEANING CHEMICALS BUSINESS
                     --------------------------------------

                            OF IVAX INDUSTRIES, INC.
                            ------------------------


                            STATEMENTS OF NET ASSETS
                            ------------------------

                                 (in thousands)



                                                           December 31
                                                   ---------------------------
                                                         1996       1995
                                                        -------   -------
ASSETS:
   Cash                                                 $ --      $    43
   Accounts receivable                                    3,177     2,893
   Inventories                                            5,076     4,905
   Prepaid assets                                           178       287
                                                        -------   -------

        Total current assets                              8,431     8,128

   Property and equipment, net                            1,705     5,335
   Goodwill, net of accumulated amortization
      of $2,680 in 1995                                   --       20,279
                                                        -------   -------

        Total assets                                     10,136    33,742
                                                        -------   -------

LIABILITIES:
   Accounts payable--trade                              $ 1,615   $ 1,871
   Accrued liabilities                                      574       467
                                                        -------   -------

        Total liabilities                                 2,189     2,338
                                                        -------   -------

   Net assets                                           $ 7,947   $31,404
                                                        =======   =======






   The accompanying notes are an integral part of these financial statements.





                     INDUSTRIAL CLEANING CHEMICALS BUSINESS
                     --------------------------------------

                            OF IVAX INDUSTRIES, INC.
                            ------------------------


                      STATEMENTS OF REVENUES AND EXPENSES
                      ------------------------------------

                                 (in thousands)




                                                        For the Year Ended
                                                           December 31
                                                   ----------------------------
                                                         1996       1995
                                                        -------   --------

NET SALES                                               $26,810   $ 26,318
                                                        -------   --------

COSTS AND EXPENSES:
   Cost of goods sold                                    17,823     17,183
   Selling, general and administrative                   10,309      9,649
   Research and development                                 633        774
   Write-down of assets (Note 4)                         23,862      --
                                                        -------   --------

        Total costs and expenses                         52,627     27,606
                                                        -------   --------

OTHER INCOME                                                301          7
                                                        -------   --------

   Excess of expenses over revenues                     $(25,516) $ (1,281)
                                                        ========  ========






   The accompanying notes are an integral part of these financial statements.







                     INDUSTRIAL CLEANING CHEMICALS BUSINESS
                     --------------------------------------

                            OF IVAX INDUSTRIES, INC.
                            ------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         ------------------------------

                    (AMOUNTS IN THOUSANDS, EXCEPT AS NOTED)
                    ---------------------------------------



1.  ORGANIZATION AND NATURE OF BUSINESS:
    ------------------------------------

The Industrial Cleaning Chemicals Business (the "Business") of IVAX Industries, Inc. (IVAX Industries) is engaged in the manufacture of industrial and institutional cleaning and maintenance products for sale to distributors and large end-user accounts nationwide. Products manufactured include floor and carpet care products, general purpose and germicidal cleaners, air fresheners and janitorial maintenance chemical and accessory products.

2.  BASIS OF PRESENTATION:
    ----------------------

The accompanying financial statements present, on a historical cost basis, the statements of assets and liabilities and the statements of revenues and expenses of the Business. The Business is part of the cleaning chemicals group of IVAX Industries and does not have a separate legal status or existence. The Business' results of operations have historically been commingled with the cleaning chemicals group. These statements are presented as if the Business had existed as a separate entity during the periods presented. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the result of operations of the Business on a stand-alone basis.

The Business has incurred significant losses from operations in 1996 and 1995. The working capital required to sustain the operations of the Business has been provided by IVAX Corporation (IVAX), the parent company of IVAX Industries. The continued existence of the Business is dependent upon improvement in the results of operations or continued additional funding by IVAX. In the second half of 1996, the Business was restructured and selling, general and administrative costs were significantly reduced. Further, in early 1997, the Business was selected by its largest customer to supply 100% of its floor care chemical requirements, thus securing additional business from that customer. For the six months ended June 30, 1997 (unaudited), the Business' operations have been profitable and have generated positive cash flow. Management of IVAX Industries believes that it has taken the appropriate steps to ensure the long-term future of the Business. In addition, management of IVAX has committed to providing the necessary level of financial support to the Business to enable it to pay its debts as they become due for a period ending on the earlier to occur of the date of sale of the Business (see Note 10) or January 1, 1998, and believes IVAX has the financial resources to fulfill that commitment.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Accounts Receivable
-------------------

Accounts receivables were net of allowances for doubtful accounts of $182 and $154 at December 31, 1996 and 1995, respectively.

Inventories
-----------

Inventories are stated at the lower of cost (first-in, first-out) or market. Components of inventory cost include materials, labor and manufacturing overhead.

Inventories consist of the following:

                                               December 31
                                   -----------------------------------
                                             1996         1995
                                          ---------    ---------
           Raw materials                  $   2,148    $   1,956
           Finished goods                     2,928        2,949
                                          ---------    ---------
                                          $   5,076    $   4,905
                                          =========    =========

At December 31, 1994, the amount of product labels in inventory was approximately $98. In 1995, the Business refined its practices for controlling and measuring product labels in inventory. Consequently, at December 31, 1995, the amount of product labels in inventory was approximately $447. The comparable amount at December 31, 1996 was approximately $580.

Property and Equipment
----------------------

Property and equipment are recorded at cost (see Note 4). Additions, improvements and betterments are capitalized when incurred. Maintenance and repairs are charged to operations as the costs are incurred. When property and equipment is retired or otherwise disposed, the related cost and accumulated depreciation are eliminated from the accounts. Any gain or loss from disposition of property and equipment is included in income. Depreciation is computed using the straight-line method over the estimated useful life of the related assets as follows:

    Building and improvements                        25 - 40 years
    Machinery and equipment                               10 years
    Furniture and fixture and computer equipment       4 - 7 years
    Vehicles                                               2 years

Property and equipment consist of the following:

                                               December 31
                                   -----------------------------------
                                             1996         1995
                                          ---------    ---------
         Land                             $      45    $     150
         Buildings                              826        3,155

         Machinery and equipment                716        3,000
         Furniture, fixtures and computer
             equipment                           64          389
         Vehicles                             --               3
         Construction-in-progress                76           82
                                          ---------    ---------
                                              1,727        6,779
                                          ---------    ---------
         Less- Accumulated depreciation         (22)      (1,444)
                                          ---------    ---------
         Property and equipment, net      $   1,705    $   5,335
                                          =========    =========

Long-Lived Assets
-----------------

On January 1, 1996, IVAX Industries adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill (see Note 4).

Revenue Recognition
-------------------

The Company recognizes revenues at the time the product is shipped to the customer.

Other Income
------------

Other Income represents an amount received for the sale of a brand name to an unrelated third party in 1996.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.  ASSET WRITE-DOWNS:
    ------------------

At September 30, 1996, management of IVAX Industries reevaluated the carrying value of certain long-lived assets and goodwill related to those assets to be held and used in the Business' operations. This reevaluation was required by management's determination that, based on recent results of operations and conditions and trends within the industry, the expected future cash flows derived from the assets and related goodwill would be substantially lower than had been previously expected. Consequently, management reduced the carrying value of certain long-lived assets and goodwill of the Business by approximately $4,249 and $19,613, respectively. Management determined the amount of the charges based on a discounted cash flow analysis. The impairment loss recognized in 1996 is included in the accompanying statement of revenues and expenses.


5.  SELECTED CASH FLOW INFORMATION:
    -------------------------------


                                               December 31
                                   -----------------------------------
                                             1996         1995
                                          ---------    ---------
         Provision for bad debts          $      53    $     (71)
         Provision for excess and obsolete
            inventory                           240          237
         Capital expenditures                   662          681
         Depreciation and amortization          978        1,164
         Write-down of assets                23,862        --


6.  TRANSACTIONS WITH AFFILIATES:
    -----------------------------

IVAX Industries performs certain services, including those related to finance and accounting, information systems and administration on behalf of the Business. IVAX Industries bills the Business for services performed on a monthly basis. For the year ended December 31, 1996 and 1995, such charges totaled approximately $982 and $996, respectively.

The Business purchases products from a related business of IVAX Industries at the cost to manufacture such products by the related business, for resale to certain of its customers. For the years ended December 31, 1996 and 1995, such purchases totaled $3,469 and $3,848, respectively.




7.  COMMITMENTS:
    ------------


The Business leases certain machinery and equipment and office equipment under various operating leases. Future minimum lease payments under noncancellable operating leases as of December 31, 1996, are as follows:

                     1997                      $   53
                     1998                          52
                     1999                          45
                     2000                          14
                     2001                           5
                                               ------
                                               $  169
                                               ======

Total rent expense included in operations was approximately $40 and $35 for the years ended December 31, 1996 and 1995, respectively.

8.  ENVIRONMENTAL:
    --------------

In 1993, the Ohio Environmental Protection Agency (Ohio EPA) and Elf Atochem North America, Inc. (Elf Atochem) entered into a Consent Order requiring Elf Atochem to investigate and, where appropriate, remediate the environmental condition of Elf Atochem's manufacturing site in Ohio. The site along with the Business was subsequently acquired by IVAX from Elf Atochem pursuant to an asset purchase agreement between IVAX and Elf Atochem dated June 6, 1993. Under the asset purchase agreement, Elf Atochem remains responsible for performing any remediation or other work required by the Ohio EPA or other governmental authority arising under or relating to the Consent Order and for the costs thereof. If a claim were to be asserted against the Business in connection with the Consent Order, IVAX would evaluate the facts and circumstances existing at the time in considering whether to seek enforcement of its rights against Elf Atochem. The Business has not recorded any provision or accrual for any loss related to this site in the accompanying 1996 and 1995 financial statements.

9.  SIGNIFICANT CUSTOMER:
    ---------------------

One customer accounted for approximately 19% of net sales for each of the years ended December 31, 1996 and 1995.

10. SUBSEQUENT EVENT:
    ----------------

On May 22, 1997, IVAX Industries entered into a letter of intent with CPAC, Inc.
(CPAC) to sell certain assets and liabilities of the Business to CPAC. The purchase price of $17 million is subject to adjustment after closing on a dollar-for-dollar basis to the extent that operating working capital, as defined, at closing is not equal to the estimates used to determine the purchase price. IVAX Industries expects to consummate this transaction during the quarter ended September 30, 1997. In connection with this transaction, IVAX Industries will retain title to the land and buildings of the Business. IVAX Industries will lease the land and buildings to CPAC for a two year period from the date of closing at an annual rental amount of $100,000.

                                     - 6 -


A reconciliation of the net assets of the Business as reported to the net assets of the Business to be acquired follows:


                                                           December 31

                                                    --------------------------
                                                         1996      1995
                                                        -------  --------
Net assets as reported                                  $ 7,947  $ 31,404
Assets not to be acquired:
   Cash                                                    --          43
   Accounts receivable--chemical sales to institutional
      customers                                             104        52
   Inventory--related to toll manufacturing agreement       337       400
   Land                                                      45       150
   Buildings                                                826     3,155
                                                        -------  --------
Net assets to be acquired                               $ 6,635  $ 27,604
                                                        =======  ========




                   THE INDUSTRIAL CLEANING CHEMICALS BUSINESS

                            OF IVAX INDUSTRIES, INC.

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS


Basis of Presentation
---------------------

The unaudited condensed statement of net assets as of June 30, 1997 and unaudited condensed statements of revenue and expenses for the three months ended June 30, 1997 and 1996 set forth below, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended March 31, 1998. Historically, there is seasonality with the business, and the period from April 1 through June 30 shows stronger sales than the quarter October 1 through December 31.

The Business is part of the cleaning chemicals group of IVAX Industries and does not have a separate legal status or existence. The Business' results of operations have historically been commingled with the cleaning chemicals group. These statements are presented as if the Business had existed as a separate entity during the periods presented. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the result of operations of the Business on a stand-alone basis. For further information, refer to the audited financial statements and footnotes thereto of The Industrial Cleaning Chemicals Business of IVAX Industries, Inc., contained elsewhere herein.


The acquisition of the Industrial Cleaning Chemicals Business of IVAX Industries, Inc. by CPAC, Inc. adds significant strategic market share in the overall commercial cleaning industry. The acquired business manufactures and distributes 177 chemical products for commercial and janitorial cleaning including floor strippers, waxes, cleaners, carpet care, germicidal cleaners, air deodorizers, industrial degreasers and hand soaps. The business has more than fifty trademarks, and markets its products under national brand names Franklin(R) and Masury ColumbiaTM and through private-label accounts.

The acquired business will operate as The Cleaning Technologies Group and will be included in the results of The Fuller Brush Company, Inc., a wholly owned subsidiary of CPAC, Inc.

                                             THE INDUSTRIAL CLEANING CHEMICALS BUSINESS
                                                      OF IVAX INDUSTRIES, INC.
                                                 CONDENSED STATEMENT OF NET ASSETS
                                                           JUNE 30, 1997
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)

                                                               ASSETS
                                                               ------
                                                                                                 1997
                                                                                                 ----
Accounts receivable, net                                                                  $         3,697
Inventory                                                                                           4,763
Other current assets                                                                                  173
                                                                                          ---------------

       Total current assets                                                                         8,633

Property, plant and equipment, net                                                                    827
                                                                                          ---------------

       Total assets                                                                       $         9,460
                                                                                          ===============


                                                     LIABILITIES AND NET ASSETS
                                                     --------------------------

Accounts payable - trade                                                                  $         1,180

Accrued liabilities                                                                                   763
                                                                                          ---------------

       Total liabilities                                                                            1,943
                                                                                          ---------------

Net assets                                                                                $         7,517
                                                                                          ===============









------------------------------------
Cash Flow Information
---------------------
There were no property, plant and equipment expenditures, no financing activities, and no amortization expense during the quarter ended June 30, 1997.

     Provision for bad debts                                  $       25

     Provision for excess and obsolete inventory                      -0-

     Depreciation                                                     54




                                             THE INDUSTRIAL CLEANING CHEMICALS BUSINESS
                                                      OF IVAX INDUSTRIES, INC.
                                            CONDENSED STATEMENTS OF REVENUE AND EXPENSES
                                         FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)


                                                                                 1997                     1996
                                                                                 ----                     ----
Net sales                                                                 $          7,349           $         7,627
                                                                          ----------------           ---------------

Cost and Expenses:
       Cost of goods sold                                                            4,656                     5,011
       Selling, general and administrative                                           2,113                     2,425
       Research and development                                                        140                       162
                                                                          ----------------           ---------------

             Total costs and expenses                                                6,909                     7,598
                                                                          ----------------           ---------------

       Excess of income over expenses                                     $            440           $            29
                                                                          ================           ===============







                                   CPAC, INC.


Pro Forma Financial Information
-------------------------------

The pro forma condensed consolidated balance sheet (unaudited) as of June 30, 1997 set forth below, presents the financial position of the Company as if the acquisition of The Industrial Cleaning Chemicals Business of IVAX Industries, Inc. [subsequently renamed as the Cleaning Technologies Group, (CTG)] had been completed as of June 30, 1997. Such balance sheet combines, with appropriate adjustments, the Company's unaudited consolidated balance sheet as of June 30, 1997 and CTG's unaudited balance sheet as of June 30, 1997.

The pro forma condensed consolidated statement of income (unaudited) for the three months ended June 30, 1997 set forth below, presents the results of operations of the Company for such period as if the Company had acquired CTG as of April 1, 1996. Such statement combines, with appropriate adjustments, the Company's unaudited consolidated results of operations for the three months ended June 30, 1997 (the first quarter of fiscal 1998) and CTG's unaudited results of operations for its comparable three months ended June 30, 1997.

The pro forma condensed consolidated statement of income (unaudited) for the fiscal year ended March 31, 1997 set forth below, presents the results of operations of the Company for such year as if the Company had acquired CTG as of April 1, 1996, the beginning of fiscal 1997. Such statements combine, with appropriate adjustments, the Company's audited consolidated results of operations for its fiscal year ended March 31, 1997 and CTG's audited results of operations for its fiscal year ended December 31, 1996.

The pro forma financial statements (unaudited) have been prepared on the basis of preliminary assumptions and estimates which are subject to adjustment. The pro forma financial statements (unaudited) may not be indicative of the results that actually would have been achieved if the acquisition of CTG had been effected on the dates indicated, or which may be achieved in the future.

Except for the historical financial data contained herein, pro forma financial information and statements made in this Form 8-K/A that may be forward looking, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward looking statements involve risks and uncertainties which may affect CPAC's business and prospects, including economic, competitive, governmental, technological and other factors discussed in CPAC's filings with the Securities and Exchange Commission.



                                                             CPAC, INC.
                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                           JUNE 30, 1997
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)

                                                         CPAC                 CTG             Adjustments        Pro Forma
                                                         ----                 ----             ----------        ---------
Current assets:
   Cash and cash equivalents                         $     18,304        $                   $    (12,685)(1)    $      5,619
   Accounts receivable, net                                13,603               3,697                 (50)(2)          17,250
   Inventory                                               16,244               4,763                (450)(2)          20,557
   Prepaid expenses & other current assets                  2,132                 173                                   2,305
                                                     ------------        ------------        ------------        ------------

     Total current assets                                  50,283               8,633             (13,185)             45,731

Property, plant & equipment, net                           16,472                 827                 473(2)           17,772
Goodwill and intangibles                                    2,318                                  12,195(2)           14,513
Other assets                                                1,728                                                       1,728
                                                     ------------        ------------        ------------        ------------

     Total assets                                    $     70,801        $      9,460        $       (517)       $     79,744
                                                     ============        ============        ============        ============

Current liabilities:
   Current portion of long-term debt                 $        125        $                   $                   $        125
   Accounts payable                                         4,455               1,180                                   5,635
   Accrued payroll & related expenses                       1,432                                                       1,432

   Other accrued expenses & liabilities                     4,041                 763               1,000(3)            5,804
                                                     ------------        ------------        ------------        ------------

     Total current liabilities                             10,053               1,943               1,000              12,996

Long-term debt                                              6,682                                   6,000(1)           12,682
Other liabilities                                           2,957                                                       2,957
Minority interest in foreign subsidiary                        41                                                          41

Shareholders' equity:
   Common stock                                                72                                                          72
   Additional paid-in capital                              26,708                                                      26,708
   Retained earnings (deficit)                             25,388               7,517              (7,517)(4)          25,388
   Foreign currency translation adjustment                   (510)                                                       (510)
                                                     ------------        ------------        ------------        ------------
                                                           51,658               7,517              (7,517)             51,658
   Treasury stock, at cost                                   (590)                                                       (590)
                                                     ------------        ------------        ------------        ------------

   Total Shareholders' Equity                              51,068               7,517              (7,517)             51,068
                                                     ------------        ------------        ------------        ------------

   Total Liabilities & Shareholders' Equity          $     70,801        $      9,460        $       (517)       $     79,744
                                                     ============        ============        ============        ============







                                   CPAC, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)
                     (AMOUNTS IN THOUSANDS - 000'S OMITTED)
                                     LEGEND


(1)Amounts represent proceeds of $6,000 obtained through additional borrowings, less cash used to acquire the assets of CTG amounting to $17,990, less estimated acquisition expenses of $695.

(2)Represents adjustments to CTG's accounts receivable, inventory, property, plant and equipment, and goodwill and intangibles, as required by purchase accounting.

(3)Represents additional liabilities established at acquisition date.

(4)Represents elimination of CTG's equity.



Note 1: The preliminary purchase price allocation is based on draft acquisition date financial statements for CTG that are expected to be finalized within the next 60 days. Pro forma adjustments may change as a result of the finalization of these amounts. Such changes are not expected to have a material impact.


                                                             CPAC, INC.
                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                              FOR THE THREE MONTHS ENDED JUNE 30, 1997
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)

                                                         CPAC                 CTG             Adjustments        Pro Forma
                                                         ----                 ----             ----------        ---------

Net Sales                                            $     22,023        $      7,349        $                   $     29,372

Costs & expenses:
   Cost of sales                                           11,734               4,656                  17(1)           16,407
   Selling, administrative
     & engineering expenses                                 7,368               2,113                 (98)(2)           9,383
   Research & development expense                             165                 140                 (67)(3)             238
   Minority interest in consolidated
     foreign subsidiary                                         2                                                           2
   Interest expense (income), net                             (68)                                    245(4)              177
                                                     ------------        ------------        ------------        ------------
                                                           19,201               6,909                  97              26,207
                                                     ------------        ------------        ------------        ------------

   Income before
     income tax expense                                     2,822                 440                 (97)              3,165
                                                     ------------        ------------        ------------        ------------

   Provision for income tax expense                         1,145                 179                 (39)(5)           1,285
                                                     ------------        ------------        ------------        ------------


     NET INCOME (LOSS)                               $      1,677        $        261        $        (58)       $      1,880
                                                     ============        ============        ============        ============

Net income per common share:
     Primary                                         $     0.23                                                  $      0.26
     Fully diluted                                   $     0.23                                                  $      0.26

Weighted average number of
   shares outstanding:
     Primary                                            7,222,884                                                   7,222,884
     Fully diluted                                      7,265,473                                                   7,265,473








                                   CPAC, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                     (AMOUNTS IN THOUSANDS - 000'S OMITTED)
                                     LEGEND


(1)Adjustment reflects an increase in historic depreciation
   expense relating to the acquired assets of CTG, over their
   remaining estimated useful lives.                                  $     17

(2)Adjustments reflect:
     o  Elimination of costs relating to CTG personnel and
        administrative overhead that are not part of the
        business acquired.                                            $   (176)

     o  Additional goodwill amortization, based on preliminary
        allocation of the purchase price.                                   78
                                                                      ---------
                                                                      $    (98)

(3)Adjustment reflects elimination of CTG research and development personnel and related overhead that are not part of the business acquired.

(4)Represents additional interest expense of $107 based on acquisition borrowings of $6,000, coupled with a reduction of interest income of $138 based on use of cash of $11,000 for the acquisition.


(5)Reflects tax provision as a result of pro forma adjustments described above.



Note 1: The preliminary purchase price allocation is based on draft acquisition date financial statements for CTG that are expected to be finalized within the next 60 days. Pro forma adjustments may change as a result of the finalization of these amounts. Such changes are not expected to have a material impact.

Note 2: CPAC, Inc. and CTG have different fiscal reporting year ends (March 31 versus December 31). Because of this, the Pro Forma Condensed Consolidated Statement of Income has been presented by combining CTG's Statement of Income for the period April 1, 1997 to June 30, 1997, with CPAC, Inc.'s Statement of Income for the same period, as included in CPAC, Inc.'s 10-Q filing for the quarter ended June 30, 1997. The period January 1, 1997 to March 31, 1997 for CTG has not been presented in any of the pro forma analyses. Revenues and operating income (loss) for that period amounted to $6,471 and $(42), respectively.

                                                             CPAC, INC.
                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                 FOR THE YEAR ENDED MARCH 31, 1997
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)

                                                         CPAC                 CTG             Adjustments        Pro Forma
                                                         ----                 ----             ----------        ---------

Net Sales                                            $     92,966        $     26,810        $     (1,122)(1)    $    118,654

Costs & expenses:
   Cost of sales                                           49,022              17,823                (891)(2)          65,954
   Selling, administrative
     & engineering expenses                                30,483              10,309              (2,700)(3)          38,092
   Research & development expense                             690                 633                (267)(4)           1,056
   Minority interest in consolidated
     foreign subsidiary                                         5                                                           5
   Interest expense, net                                       20                                     981(5)            1,001
   Other (income) expense                                                      23,561             (23,561)(6)
                                                     ------------        ------------        ------------        ------------
                                                           80,220              52,326             (26,438)            106,108
                                                     ------------        ------------        ------------        ------------

   Income (loss) before
     income tax expense                                    12,746             (25,516)             25,316              12,546
                                                     ------------        ------------        ------------        ------------

   Provision for income tax expense                         5,218                (677)                595(7)            5,136

                                                     ------------        ------------        ------------        ------------

     NET INCOME (LOSS)                               $      7,528        $    (24,839)       $     24,721        $      7,410
                                                     ============        ============        ============        ============

Net income per common share:
     Primary                                         $     1.02                                                  $     1.01
     Fully diluted                                   $     1.02                                                  $     1.01

Weighted average number of
   shares outstanding:
     Primary                                            7,343,090                                                   7,343,090
     Fully diluted                                      7,364,476                                                   7,364,476








                                   CPAC, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED MARCH 31, 1997
                                  (UNAUDITED)
                     (AMOUNTS IN THOUSANDS - 000'S OMITTED)
                                     LEGEND


(1)Adjustment reflects elimination of manufacturing and selling of specific product lines not acquired.

(2)Adjustments reflect:
     o  Increase in historic depreciation expense relating to
        the acquired assets of CTG, over their remaining useful
        lives.                                                        $     68

     o  Elimination of costs related to discontinued
        manufacturing of specific product lines.                          (959)
                                                                      ---------
                                                                      $   (891)

(3)Adjustments reflect:
     o  Elimination of costs relating to CTG personnel and
        administrative overhead that are not part of the
        business acquired.                                            $ (3,012)

     o  Additional goodwill amortization, based on preliminary
        allocation of the purchase price.                                  312
                                                                      ---------
                                                                      $ (2,700)

(4)Adjustment reflects elimination of CTG research and development personnel and related overhead that are not part of the business acquired.

(5)Represents additional interest expense of $431 based on acquisition borrowings of $6,000, coupled with a reduction of interest income of $550 based on use of cash of $11,000 for the acquisition.

(6)Adjustments reflect:
     o  Reversal of historical SFAS 121 adjustment recorded in
        1996 by CTG.                                                  $(23,862)

     o  Elimination of CTG's non-recurring income resulting
        from the previous sale of a brand name to an unrelated
        third party.                                                       301
                                                                      ---------
                                                                      $(23,561)

(7)Reflects tax provision as a result of pro forma adjustments described above.


Note 1: The preliminary purchase price allocation is based on draft acquisition date financial statements for CTG that are expected to be finalized within the next 60 days. Pro forma adjustments may change as a result of the finalization of these amounts. Such changes are not expected to have a material impact.




                               INDEX TO EXHIBITS


Item                                Description                             Page
----                                 ----------                             ----

 1.     Underwriting agreement                                              N/A

 2. Plan of acquisition, reorganization, arrangement, liquidation, or succession

        2.1  Asset Purchase Agreement dated as of July 22, 1997
             by and among CPAC, Inc., The Fuller Brush Company,
             Inc., IVAX Industries, Inc. and IVAX Corporation               N/A

 4.     Instruments defining the rights of security holders, including
        indentures                                                          N/A

16.     Letter re change in certifying accountant                           N/A

17.     Letter re director resignation                                      N/A

20.     Other documents or statements to security holders                   N/A

23.     Consents of experts and counsel

        23.1 Consent of Arthur Andersen LLP                                  24

24.     Power of attorney                                                   N/A

27.     Financial data schedule                                             N/A

99.     Additional exhibits                                                 N/A